UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2013

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.

South San Francisco, California 94080

(Address of principal executive offices) (Zip Code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 14, 2013, Exelixis, Inc. (the “Company”) received notice from Genentech, Exelixis’ collaborator and a member of the Roche Group, that the first patient was dosed in a phase 3 pivotal trial evaluating the BRAF inhibitor Zelboraf® (vemurafenib) alone and in combination with GDC-0973 (XL518, RG7421) in previously untreated patients with malignant melanoma and the BRAF V600 mutation (the “Dosing Notice”). The trial is being conducted by Roche and Genentech. Exelixis discovered GDC-0973 internally and advanced the compound to investigational new drug (IND) status before entering into a worldwide co-development agreement with Genentech in late 2006. Exelixis was responsible for the development of GDC-0973 through the end of phase 1, at which point Genentech exercised its option to further develop the compound.

Exelixis’ receipt of the Dosing Notice triggers the beginning of the 12 month period in which Exelixis can exercise its option to co-promote GDC-0973 in the United States under the terms of Exelixis’ agreement with Genentech.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2013	EXELIXIS, INC.

/s/ James B. Bucher
James B. Bucher Vice President, Corporate Legal Affairs and Secretary